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                                                                   EXHIBIT 10.16


                               AMENDMENT NO. 3 TO
                           THE GENUINE PARTS COMPANY
                                  PENSION PLAN

         This Amendment to the Genuine Parts Company Pension Plan is adopted by Genuine Parts Company (the "Company") through action of the Pension Committee, effective as of the date set forth herein.

                                  WITNESSETH:

         WHEREAS, the Company maintains the Genuine Parts Company Pension Plan (the "Plan"), as amended and restated effective January 1, 1989, and such Plan is currently in effect; and

         WHEREAS, under Section 8.06(c), the Pension Committee has the authority to amend the Plan to comply with changes in law and to make other amendments that do not materially increase the costs associated with the Plan; and

         WHEREAS, the Company wishes to amend the Plan to permit beneficiaries with small monthly benefits the option of receiving a lump sum distribution in lieu of such monthly payments and to make other changes;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

         1.       A new Section 5.06 is hereby added to Plan as follows:

                  "5.06. Lump Sum Distribution to Beneficiary. The Plan Administrator may, with the Spouse's or Beneficiary's consent, pay such Spouse or Beneficiary his or her Retirement Income under this Article V in a single lump sum in lieu of the Spouse's or Beneficiary's monthly Retirement Income, provided the Actuarial Equivalent present value of the Spouse's or Beneficiary's monthly Retirement Income payments is $3,500 or less. Notwithstanding anything to the contrary in this Plan, payment of any such lump sum shall act as a complete discharge of the Plan's obligation to provide any benefit to the Spouse or any Beneficiary. Such election must be made within the first twelve months of the date payments commence to be paid to the Spouse or Beneficiary."

         2.       A new Section 6.02(g) is hereby added to the Plan as follows:

                  "(g) An 'alternate payee' may, pursuant to a 'qualified domestic relations order' (as such terms are defined in Code
                  Section 414(p)), receive a distribution in the form of a Life Annuity Option or in the form of any optional form of benefit described in this Section 6.02(a). However,

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                  neither an alternate payee nor the alternate payee's spouse may receive a distribution in the form of a Joint and 50% Survivor Annuity or in any other form prohibited by applicable law."

         3. This Amendment shall be effective January 1, 1996. Except as amended herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Genuine Parts Company, acting through the Pension Committee has caused this Amendment to Plan to be executed on the date shown below but effective as of the date indicated above.


                                        PENSION COMMITTEE TO THE
                                        GENUINE PARTS COMPANY
                                        PENSION PLAN



                                             By: /s/ George W. Kalafut
                                                --------------------------------
                                             Date: May 24, 1996
                                                  ------------------------------

Attest: /s/ Frank M. Howard
        ------------------------


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